================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14a-12

                           METRETEK TECHNOLOGIES, INC.
              ----------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          ------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)    Title of each class of securities to which transaction applies:
                                                                     -----------

2)    Aggregate number of securities to which transaction applies:
                                                                  --------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                                  ------------------------------

4)    Proposed maximum aggregate value of transaction:
                                                      --------------------------

5)    Total fee paid:
                     -----------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
                                   ---------------------------------------------

      2)    Form, Schedule or Registration Statement No.:
                                                         -----------------------

      3)    Filing Party:
                         -------------------------------------------------------

      4)    Date Filed:
                       ---------------------------------------------------------

================================================================================

                           METRETEK TECHNOLOGIES, INC.
                              303 EAST 17TH AVENUE
                                    SUITE 660
                             DENVER, COLORADO 80203

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 2004

To the Stockholders of
Metretek Technologies, Inc.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Metretek Technologies, Inc., a Delaware corporation (the "Company"), will be held at The Warwick Hotel, 1776 Grant Street, Denver, Colorado, on Monday, June 14, 2004 at 9:00 a.m., local time, for the following purposes:

      1. To elect two directors, each to serve for a term of three years and until his successor is duly elected and qualified;

      2. To approve an amendment to the Company's 1998 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 1,000,000 shares to an aggregate of 2,750,000 shares;

      3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2004; and

      4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only holders of record of the Company's Common Stock as of the close of business on May 4, 2004 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

                                             By Order of the Board of Directors,

                                             Gary J. Zuiderveen
                                             Secretary

Denver, Colorado
May 11, 2004

                             YOUR VOTE IS IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED STAMPED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND SO DESIRE, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                           METRETEK TECHNOLOGIES, INC.
                              303 EAST 17TH AVENUE
                                    SUITE 660
                             DENVER, COLORADO 80203

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 2004

                   GENERAL SOLICITATION AND VOTING INFORMATION

PROXY SOLICITATION

      This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of Metretek Technologies, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held at The Warwick Hotel, 1776 Grant Street, Denver, Colorado, on Monday, June 14, 2004 at 9:00 a.m., local time, and at any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting of Stockholders are being first mailed to stockholders on or about May 11, 2004.

      The solicitation of proxies will initially be made by mail and may thereafter be made in person or by mail, telephone, facsimile, electronic communication or other means of communication by the directors, officers and regular employees of the Company for no additional or special compensation. In addition, brokerage houses, banks, nominees, trustees, custodians and other fiduciaries will be requested by the Company to forward proxy solicitation materials for shares of Common Stock held of record by them to the beneficial owners of such shares, and such fiduciaries will, upon request, be reimbursed by the Company for their reasonable out-of-pocket expenses incurred in connection therewith. The cost of the solicitation of proxies for use at the Annual Meeting will be borne by the Company.

VOTING RIGHTS AND PROCEDURES

      Only holders of record of the Company's Common Stock as of the close of business on May 4, 2004 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, 10,943,201 shares of Common Stock of the Company were issued and outstanding. Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote on each matter to be voted upon at the Annual Meeting. The presence, in person or by proxy, at the Annual Meeting of the holders of a majority of the shares of Common Stock outstanding as of the Record Date is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

      The directors will be elected by a plurality of the votes cast by the holders of shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve an amendment to the Company's 1998 Stock Incentive Plan (the "1998 Stock Plan") to increase the number of shares of Common Stock authorized for issuance thereunder by 1,000,000 shares to an aggregate of 2,750,000 shares (the "Stock Plan Proposal"). The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2004 (the "Auditors Proposal").

      Abstentions and "broker non-votes" (shares held of record by brokers or nominees for a beneficial owner which are not voted on a particular matter because the broker or nominee has not received voting instructions from the beneficial owner of such shares and does not have discretionary voting power with respect to that matter) will be treated as present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions on a matter will be treated as present on such matter and, accordingly, (i) will have no effect on the outcome of the election of directors, and (ii) will have the same effect as votes "AGAINST" the Stock Plan Proposal and the Auditors Proposal. Broker non-votes on a matter will not be treated as present on such matter and, accordingly, will have no effect on the outcome of the election of directors, the Stock Plan Proposal or the Auditors Proposal.

      If a proxy card is properly signed and returned to the Company at or prior to the Annual Meeting, unless subsequently properly revoked, the shares represented by that proxy card will be voted at the Annual Meeting in accordance with the instructions specified thereon. If a proxy card is properly signed and returned to the Company at or prior to the Annual Meeting without voting instructions, it will be voted, (i) "FOR" the election as directors of the persons named herein as the nominees, (ii) "FOR" the Stock Plan Proposal, and
(iii) "FOR" the Auditors Proposal. If any other matters are properly presented at the Annual Meeting or any adjournments or postponements thereof, the persons appointed as proxies in the proxy card will have the discretionary authority to vote or act thereon in accordance with their best judgment.

      A stockholder may revoke a proxy at any time before it is exercised, by delivering to the Secretary of the Company a written notice of revocation, by delivering a properly signed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of May 4, 2004 (except as otherwise noted) by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director of the Company; (iii) each of the Named Executive Officers (as defined in "Executive Compensation" below); and (iv) all directors and executive officers of the Company as a group.

                                                       SHARES OF COMMON STOCK (1)
                                                       --------------------------
               NAME OF BENEFICIAL OWNER                  NUMBER      PERCENT (2)
------------------------------------------------------  ---------    -----------
DDJ Capital Management, LLC (3).......................  3,045,065        24.1
    141 Linden Street, Suite S-4
    Wellesley, Massachusetts 02482
Special Situations Funds (4)..........................  1,618,406        13.4
    153 East 53rd Street
    New York, New York 10022
Gruber & McBain Capital Management (5)................    967,740         8.7
     50 Osgood Place, Penthouse
     San Francisco, CA 94133
Smithfield Fiduciary LLC (6)..........................    600,000         5.4
     c/o Highbridge Capital Management, LLC
     9 West 57th Street, 27th Floor
     New York, NY 10019
W. Phillip Marcum (7).................................    416,634         3.7
A. Bradley Gabbard (8)................................    361,452         3.2
Sidney Hinton (9).....................................    235,000         2.1
Anthony D. Pell (10)..................................    137,264         1.2
Basil M. Briggs (11)..................................    121,138         1.1
Kevin P. Collins (12).................................    115,665         1.0
Thomas R. Kellogg (13)................................    100,000         0.9
Gary J. Zuiderveen (14)...............................     38,798         0.3
All directors and executive officers
     as a group (8 persons)(15).......................  1,525,951        13.8

---------------------
      (1) For purposes of this table, the "Number" and the "Percent" of shares of Common Stock beneficially owned is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which the beneficial owner has sole or shared voting power or investment power and any shares that the beneficial owner has the right to acquire within 60 days of May 4, 2004 through the exercise of any stock option, warrant or other right to acquire shares of Common Stock. In addition, such shares are deemed to be outstanding in calculating the percent of class beneficially owned by such beneficial owner, but are not deemed to be outstanding in determining the percent of class beneficially owned by any other beneficial owner. Unless otherwise indicated in the notes below, each beneficial owner has sole voting and investment power (or shares such power with his spouse) with respect to the shares shown as beneficially owned, subject to community property laws where applicable.

      (2) The percent of class is based upon 10,943,201 shares of Common Stock outstanding as of May 4, 2004.

      (3) Information based, in part, on Schedule 13G filed with the SEC on February 14, 2002 by State Street Bank and Trust Company, as trustee for General Motors Employees Global Group Pension Trust (which has been succeeded in interest by GMAM Investment Funds Trust II-Promark Alternative High Yield Bond Fund ("GMAM") and General Motors Investment Management Corporation ("GMIMCO"), indicating beneficial ownership as of December 31, 2001. Information also based, in part, on Amendment No. 4 to Schedule 13D filed with the SEC on December 27, 2000, by DDJ Capital Management, LLC ("DDJ"), B III-A Capital Partners, L.P. ("B III-A Capital Partners") and GP III-A, LLC ("GP III-A"), indicating beneficial ownership as of December 9, 2000. Includes 221,497 shares of Common Stock held by B III-A Capital Partners, 664,484 shares of Common Stock held by DDJ Canadian High Yield Fund, and 442,998 shares of Common Stock held by GMAM. GP III-A is the general partner of, and DDJ is the investment manager for, B III-A Capital Partners. DDJ is the investment advisor to the DDJ Canadian High Yield Fund. DDJ is an investment manager for GMAM. Also includes 1,028,969 shares of Common Stock that may be acquired upon the exercise of currently exercisable warrants, of which warrants to purchase 171,497 shares are owned by B III-A Capital Partners, warrants to purchase 514,484 shares are owned by DDJ Canadian High Yield Fund, and warrants to purchase 342,988 shares are owned by GMAM. Also includes 687,117 shares of Common Stock that may be acquired upon the conversion of 1,500 shares of Series B Preferred Stock, of which 250 shares of Series B Preferred Stock convertible into 114,519 shares of Common Stock are owned by B III-A, 750 shares of Series B Preferred Stock convertible into 343,559 shares of Common Stock are owned by DDJ Canadian High Yield Fund, and 500 shares of Series B Preferred Stock convertible into 229,039 shares of Common Stock are owned by GMAM.

      (4) Information based, in part, upon Amendment No. 2 to Schedule 13G filed with the SEC on February 13, 2004 by Austin W. Marxe and David
            M. Greenhouse, indicating beneficial ownership as of December 31, 2004. Austin W. Marxe and David M. Greenhouse are the controlling principals of AWM Investment Company, Inc. ("AWM"). AWM is the general partner of MGP Advisors Limited Partnership ("MGP Partners") and the general partner of and the investment advisor to Special Situations Cayman Fund, L.P. MGP Advisors is the general partner of and investment adviser to Special Situations Fund III, L.P. Messrs. Marxe and Greenhouse are also members of MG Advisers, L.L.C. ("MG Advisers"), the general partner of and the investment advisor to the Special Situations Private Equity Fund, L.P. and members of SST Advisers, L.L.C., the general partner of and investment advisor to the Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P. Includes 198,303 shares of Common Stock held are held by Special Situations Fund III, 120,522 shares of Common Stock held by Special Situations Private Equity Fund, 14,655 shares of Common Stock held by Special Situations Technology Fund, 76,482 shares of Common Stock held by Special Situations Technology Fund II and 65,782 shares of Common Stock held by Special Situations Cayman Fund. Also includes 680,164 shares of Common Stock that may be acquired upon the exercise of currently exercisable warrants, of which warrants to purchase 280,808 shares are owned by Special Situations Fund III, warrants to purchase 170,522 shares are owned by Special Situations Private Equity Fund, warrants to purchase 21,201 shares are owned by Special Situations Technology Fund, warrants to purchase 109,936 shares are owned by Special Situations Technology Fund II and warrants to purchase 93,282 shares are owned by Special Situations Cayman Fund. Also includes 458,078 shares of Common Stock that may be acquired upon the conversion of 1,000 shares of Series B Preferred Stock, of which 412 shares of Series B Preferred Stock convertible into 188,728 shares of Common Stock are owned by Special Situations Fund III, 249 shares of Series B Preferred Stock convertible into 114,061 shares of Common Stock are owned by Special Situations Private Equity Fund, 33 shares of Series B Preferred Stock convertible into 15,117 shares of Common Stock are owned by Special Situations Technology Fund, 168 shares of Series B Preferred Stock convertible into 76,957 shares of Common Stock are owned by Special Situations Technology Fund II, and 138 shares of Series B Preferred Stock convertible into 63,215 shares of Common Stock are owned by Special Situations Cayman Fund.

      (5) Includes 564,516 shares of Common Stock held by Lagunitas Partners LP ("Lagunitas"), 145,161 shares held by Gruber & McBain International, 48,387 shares held by Jon D. Gruber, and 48,387 shares held by J. Patterson McBain. Also includes 161,289 shares of Common Stock that may be acquired upon the exercise of currently exercisable warrants, of which warrants to purchase 112,903 shares of Common Stock are held by Lagunitas, warrants to purchase 29,032 shares of Common Stock held by Gruber & McBain International, warrants to purchase 9,671 shares of Common Stock are held by Jon D. Gruber, and warrants to purchase 9,671 shares of Common Stock are held by J. Patterson McBain. Gruber & McBain Capital Management is the manager of Gruber & McBaine International and the general partner of Lagunitas. Jon D. Gruber and J. Patterson McBain are managers of Gruber & McBain Capital Management and have voting control and investment discretion over the securities held by Lagunitas and Gruber & McBain International. Lagunitas, Gruber & McBain International, Jon D. Gruber and J. Patterson McBain disclaim beneficial ownership of shares held by each other.

      (6) Highbridge Capital Management, LLC ("Highbridge") is the trading manager of Smithfield Fiduciary LLC ("Smithfield") and consequently has voting control and investment discretion over the securities held by Smithfield.

      (7) Includes 250,000 shares that may be acquired by Mr. Marcum upon the exercise of currently exercisable stock options.

      (8) Includes 2,187 shares owned by Mr. Gabbard's minor son and 237,500 shares that may be acquired by Mr. Gabbard upon the exercise of currently exercisable stock options.

      (9) Includes 145,000 shares that may be acquired by Mr. Hinton upon the exercise of currently exercisable stock options.

      (10) Includes 2,937 shares held by Mr. Pell's wife. Also includes 110,915 shares that may be acquired by Mr. Pell upon the exercise of currently exercisable stock options.

      (11) Includes 9,500 shares owned by Mr. Briggs' wife. Also includes 5,686 shares that may be acquired by Mr. Briggs upon the exercise of currently exercisable stock options.

      (12) Includes 113,415 shares that may be acquired by Mr. Collins upon the exercise of currently exercisable stock options.

      (13) Includes 100,000 shares that may be acquired by Mr. Kellogg upon the exercise of currently exercisable stock options.

      (14) Includes 31,000 shares that may be acquired by Mr. Gary Zuiderveen upon the exercise of currently exercisable stock options.

      (15) Includes 993,516 shares that may be acquired upon the exercise of currently exercisable stock options. See note notes (7) through
            (14).

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

      The Board of Directors of the Company currently consists of five members divided into three classes, designated Class I, Class II and Class III, with members of each class serving staggered three year terms. Of the five members of the Board of Directors, four members are elected by the holders of the Company's Common Stock and one member is designated or elected by the holders of the Company's Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"). The holders of Series B Preferred Stock, voting separately as a class, are entitled to designate and elect one director of the Company to serve so long as at least 2,000 shares of Series B Preferred Stock remain outstanding. In April 2003, the holders of the Series B Preferred Stock re-elected Kevin P. Collins as their designee to serve on the Board of Directors.

      The term of the Class I directors expires at the Annual Meeting. Two Class I directors are to be elected at the Annual Meeting, each to serve for a term of three years and until his successor is duly elected and qualified. On the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated W. Phillip Marcum and Basil M. Briggs to be re-elected as Class I directors. All other directors will continue in office until the expiration of their respective terms, as indicated below, and until their respective successors are duly elected and qualified.

      The Class I directors will be elected by a plurality of the votes cast by the holders of shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. If properly signed and returned to the Company at or prior to the Annual Meeting, the accompanying proxy card will be voted for the election of the nominees listed below, unless contrary instructions are specified. Although the Board of Directors has no reason to believe that any of the nominees listed below will decline or be unable to serve as a director, should that occur, the persons appointed as proxies in the accompanying proxy card intend to vote, unless the number of nominees or directors is reduced by the Board of Directors, for such other nominee as the Board of Directors may designate, on the recommendation of the Nominating and Corporate Governance Committee.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF THE PERSONS LISTED BELOW AS "NOMINEES". PROXY CARDS SIGNED AND TIMELY RETURNED TO THE COMPANY WILL BE SO VOTED, UNLESS CONTRARY INSTRUCTIONS ARE SPECIFIED THEREON.

NOMINEES

      CLASS I - TERM EXPIRES IN 2007

      W. PHILLIP MARCUM, 60, a founder of the Company, has served as the Chairman of the Board, President, Chief Executive Officer and a director of the Company since its incorporation in April 1991. He also serves as the Chairman of each of the Company's subsidiaries. Mr. Marcum currently serves on the board of directors of Key Energy Services, Inc. ("Key"), New Hope, Pennsylvania, an oilfield service provider.

      BASIL M. BRIGGS, 68, has served as a director of the Company since June 1991. He has been an attorney in the Detroit, Michigan area since 1961, practicing law with Cox, Hodgman & Giarmarco, P.C., Troy, Michigan, since January 1997. Mr. Briggs was of counsel with Miro, Weiner & Kramer, P.C., Bloomfield Hills, Michigan, from 1987 through 1996. He was the President of Briggs & Williams, P.C., Attorneys at Law, from its formation in 1977 through 1986. Mr. Briggs was the Secretary of Patrick Petroleum Company ("Patrick Petroleum"), Jackson, Michigan, an oil and gas company, from 1984, and a director of Patrick Petroleum from 1970, until Patrick Petroleum was acquired by Goodrich Petroleum Company ("Goodrich Petroleum"), Houston, Texas, an oil and gas company, in August 1995. From August 1995 until June 2000, he served as a director of Goodrich Petroleum.

CONTINUING DIRECTORS

      CLASS II - TERM EXPIRES IN 2005

      A. BRADLEY GABBARD, 49, a founder of the Company, has served as an executive officer and director of the Company since its incorporation in April 1991. He has served as the Executive Vice President of the Company since July 1993 and has also served as the Chief Financial Officer and Treasurer of the Company since August 1996 and from April 1991 until July 1993. He also serves as the Chief Financial Officer of each of the Company's subsidiaries. Mr. Gabbard also served as the Secretary of the Company from May 2000 until April 2001, and as the Vice President and the Secretary of the Company from April 1991 through July 1993.

      CLASS III - TERM EXPIRES IN 2006

      ANTHONY D. PELL, 65, has served as a director of the Company since June 1994. Mr. Pell is the President, Chief Executive Officer and a co-owner of Pelican Investment Management, an investor advisory firm with offices in Boston, Massachusetts and New York, New York, which he co-founded in November 2001. Mr. Pell is a director of Rochdale Investment Management, Inc., New York, New York. He was the President and a co-owner of Pell, Rudman & Co., Boston, Massachusetts, an investment advisory firm, from 1981 until 1993, when it was acquired by United Asset Management Company, and he continued to serve as an employee until June 1995. Mr. Pell was a director of Metretek Florida from 1985 until Metretek Florida was acquired by the Company in March 1994. Mr. Pell was associated with the law firm of Coudert Brothers from 1966 to 1968 and with the law firm of Cadwalder, Wickersham and Taft from 1968 to 1972, specializing in estate and tax planning. In 1972, Mr. Pell joined Boston Company Financial Strategies, Inc. as a Vice President and was appointed a Senior Vice President in 1975.

      SERIES B PREFERRED STOCK DIRECTOR

      KEVIN P. COLLINS, 53, has served as a director of the Company since March 2000. Mr. Collins has been a Managing Member of The Old Hill Company LLC, Westport, Connecticut, which provides corporate financial and advisory services, since 1997. From 1992 to 1997, he served as a principal of JHP Enterprises, Ltd., and from 1985 to 1992, he served as Senior Vice President of DG Investment Bank, Ltd., both of which were engaged in providing corporate finance and advisory services. Mr. Collins has served as a director of Key since March 1996; a director of The Penn Traffic Company, Syracuse, New York, a food retailer, since June 1999; and a director of London Fog Industries, Inc., Seattle, Washington, an outerwear designer and distributor, since 1999. Mr. Collins is a Chartered Financial Analyst.

                        EXECUTIVE OFFICERS AND KEY EMPLOYEES

      The executive officers and certain other key employees of the Company and its subsidiaries are as follows:

      W. PHILLIP MARCUM, 60, a founder of the Company, has served as the Chairman of the Board, President, Chief Executive Officer and a director of the Company since April 1991. He also serves as the Chairman of each of the Company's subsidiaries.

      A. BRADLEY GABBARD, 49, a founder of the Company, has served as an executive officer and director of the Company since its incorporation in April 1991. He has served as the Executive Vice President of the Company since July 1993 and has also served as the Chief Financial Officer and Treasurer of the Company since August 1996 and from April 1991 until July 1993. He also serves as the Chief Financial Officer of each of the Company's subsidiaries. Mr. Gabbard also served as the Secretary of the Company from May 2000 until April 2001, and as the Vice President and the Secretary of the Company from April 1991 through July 1993.

      GARY J. ZUIDERVEEN, 45, has served as the Controller, Principal Accounting Officer and Secretary of the Company since April 2001. He previously served as the Controller of the Company from May 1994 until May 2000 and as the Secretary and Principal Accounting Officer of the Company from August 1996 until May 2000. Since March 2000, he has also served as the Secretary, Controller, and Principal Accounting Officer of PowerSpring, Inc., a subsidiary of the Company. He also serves in one or more of the capacities of Controller, Principal Accounting Officer or Secretary of the other subsidiaries of the Company. From June 1992 until May 1994, Mr. Zuiderveen was the General Accounting Manager at the University Corporation for Atmospheric Research in Boulder, Colorado. From 1983 until June 1992, Mr. Zuiderveen was employed in the Denver, Colorado office of Deloitte & Touche LLP, providing accounting and auditing services to clients primarily in the manufacturing and financial services industries and serving in the firm's national office accounting research department.

      WOOD A. BREAZEALE, JR., 74, has served as the President, Chief Executive Officer and a director of Southern Flow Companies, Inc., a wholly-owned subsidiary of the Company, since May 1993. Mr. Breazeale was formerly the President and Chief Operating Officer of the Southern Flow Companies, a division of Homco International, Inc., and a Vice President of Homco International, Inc. from 1979 until the Company purchased the assets of the Southern Flow Companies division in April 1993. Mr. Breazeale founded Southern Flow Companies in 1953.

      SIDNEY HINTON, 41, has served as the President and Chief Executive Officer and a director of PowerSecure, Inc. ("PowerSecure"), a wholly-owned subsidiary of the Company, since its incorporation in September 2000. He also served as the President and Chief Executive Officer of PowerSpring, Inc., a wholly-owned subsidiary of the Company, from May 2000 until January 2001. From February 2000 until May 2000, Mr. Hinton was an Executive-in-Residence with Carousel Capital, Charlotte, North Carolina, a private equity firm. From February 1999 until December 1999, he was the Vice President of Market Planning and Research for Carolina Power & Light (now known as Progress Energy), Raleigh, North Carolina. From August 1997 until December 1998, Mr. Hinton was the President and Chief Executive Officer of IllumElex Lighting Company, Raleigh, North Carolina, a national lighting company. From 1982 until 1997, Mr. Hinton was employed in several positions with Southern Company and Georgia Power Company, Atlanta, Georgia.

      THOMAS R. KELLOGG, 43, has served as the President and Chief Executive Officer and a director of Metretek, Incorporated ("Metretek Florida"), a wholly-owned subsidiary of the Company, since June 24, 2002. Mr. Kellogg has more than 20 years experience in the energy and telecommunications industries. From May 2000 to May 2002, Mr. Kellogg was the Executive Vice President and General Manager of the Networks & Facilities Group of RCC Communications, in Woodbridge, New Jersey. RCC Communications is a telecommunications consulting, engineering, design, construction and operations company with offices in the U.S. and abroad. From February 1999 to May 2000, he served as the Vice President and General Manager of MOBEX Managed Services Company, currently headquartered in Washington, D.C., a subsidiary of MOBEX Communications, Inc., a provider of specialized mobile radio services and systems integration for wireless and wire line telecommunications service providers. From October 1997 until November 1998, Mr. Kellogg was the Chief Financial Officer and Corporate Secretary of IllumElex Corporation, based in Raleigh, North Carolina, a national lighting and energy services company. From April 1995 until October 1997, he served as the Vice President and General Manager of Southern Development and Investment Group, located in Atlanta, Georgia, a wholly-owned subsidiary of the Southern Company focused on the identification, development, funding, and deployment of various energy, telecommunications and technology related businesses. Prior thereto, he served in various capacities for divisions of the Southern Company, including Georgia Power Company, Mississippi Power Company, Southern Company Services and SouthernLinc.

                              CORPORATE GOVERNANCE

      The Company is committed to strong corporate governance. During 2003, the Board of Directors adopted a formal set of Corporate Governance Guidelines, which are intended to formalize the corporate governance practices to which the Company adheres through its Board of Directors and Board committees. The Board continually reviews its corporate governance practices in light of changes and developments in Delaware law, SEC rules and regulations and stock market requirements as well as best practices recommended by recognized authorities. The Company's Corporate Governance Guidelines are available to the public at the Company's website at www.metretek.com under "Investor Info -- Corporate Governance".

DIRECTOR INDEPENDENCE

      The Board of Directors is committed to having a majority of its members being "independent", based upon the meaning of that term under applicable SEC rules and regulations and stock market requirements. Because the Company's Common Stock is currently traded on the OTC Bulletin Board and not on any national securities exchange or stock market, the Board of Directors currently utilizes the definition of independence set forth in the listing standards of the Nasdaq Stock Market in evaluating the independence of its members. In addition, the Board of Directors has adopted a general standard that no director will be considered independent who has any other material relationship with the Company that could interfere with the director's ability to exercise independent judgment. Based upon these standards, the Board of Directors has determined that each of its non-management directors (Basil M. Briggs, Anthony D. Pell and Kevin
P. Collins), which directors constitute a majority of the members of the Board and all of the members of the Audit, Compensation and Nominating and Corporate Governance Committees, are independent.

MEETINGS OF THE BOARD OF DIRECTORS

      The Board of Directors of the Company held a total of six meetings during 2003. During 2003, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees of the Board of Directors on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors has established a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The membership of each committee and its functions, duties and responsibilities are discussed below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available to the public on the Company's website at www.metretek.com under "Investor Info -- Corporate Governance".

      AUDIT COMMITTEE. The Board of Directors has established a standing Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of the Audit Committee are Anthony D. Pell, Chairman, Basil M. Briggs and Kevin P. Collins. The Board of Directors has determined that each member of the Audit Committee is "independent", as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act and Rule 10A-3 under the Exchange Act, and would be deemed to be an "independent director" under the current listing standard of the Nasdaq Stock Market. The Board of Directors has also determined that each member of the Audit Committee is financially literate and is an "audit committee financial expert", as that term is defined in Item 401(h) of Regulation S-K under the Exchange Act. The Audit Committee formally met five times during 2003, and also met informally several other times.

      The function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight and monitoring responsibilities relating to the quality and integrity of the Company's financial statements and the Company's accounting, auditing and financial reporting functions. The Audit Committee's duties and responsibilities include the following:

      - reviewing and discussing with management and the Company's independent auditors the annual audited and quarterly unaudited consolidated financial statements of the Company;

      - determining whether to recommend to the Board of Directors that the Company's annual consolidated financial statements be included in the Company's Annual Report on Form 10-K;

      -     appointing the independent auditors;

      - reviewing and pre-approving the nature, scope and fee arrangements of the annual audit and non-audit services of the Company's independent auditors;

      -     reviewing the independence of the independent auditors;

      - reviewing the scope and the results of the annual audit of the Company's consolidated financial statements by the independent auditors;

      - reviewing and discussing with management, the Company's internal accountants and the independent auditors the Company's accounting and financial reporting plans and policies and the adequacy of the Company's system of internal controls;

      - reviewing any transaction that involves a potential conflict of interest;

      - adopting procedures for the receipt, retention and treatment of employee concerns and complaints regarding accounting, internal controls or auditing matters; and

      - providing other assistance to the Board of Directors, as requested, with respect to the financial, accounting and reporting practices of the Company.

      The Audit Committee performs its functions and responsibilities under a formal written charter adopted by the Board of Directors. A copy of the Audit Committee Charter, as amended and restated by the Board of Directors on March 21, 2003, was attached to the proxy statement for last year's annual meeting of stockholders and is available to the public on the Company's website at www.metretek.com under "Investor Info -- Corporate Governance". The Report of the Audit Committee is set forth on page 27 of this Proxy Statement.

      COMPENSATION COMMITTEE. The Board of Directors has established a standing Compensation Committee. The members of the Compensation Committee are Basil M. Briggs, Chairman, Anthony D. Pell and Kevin P. Collins. The Board of Directors has determined that each member of the Compensation Committee is "independent", as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act and Rule 10A-3 under the Exchange Act, and would be deemed to be an "independent director" under the current listing requirements of the Nasdaq Stock Market. The Compensation Committee formally met three times during 2003, and also met informally additional times.

      The function of the Compensation Committee is to review and approve the compensation of the Company's executive officers and to oversee the Company's compensation plans and policies generally. The Compensation Committee's duties and responsibilities include:

      - reviewing and approving the compensation of executive officers, including the Company's chief executive officer;

      -     approving employment agreements for executive officers;

      -     reviewing and approving the compensation of directors;

      - assisting the Board of Directors in administering and recommending changes to the Company's stock and incentive compensation plans and programs; and

      - producing an annual report on executive compensation for inclusion in the Company's annual proxy statement.

      The Compensation Committee performs its functions and responsibilities under a formal written charter adopted by the Board of Directors. A copy of the Compensation Committee Charter, as adopted by the Board of Directors on June 9, 2003, is available on the Company's website at www.metretek.com under "Investor Info -- Corporate Governance". The Report of the Compensation Committee is set forth on page 17 of this Proxy Statement.

      NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Board of Directors has established a standing Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Kevin P. Collins, Chairman, Basil M. Briggs and Anthony D. Pell. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is "independent", as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act and Rule 10A-3 under the Exchange Act, and would be deemed to be an "independent director" under the current listing requirements of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee met one time during 2003.

      The Nominating and Corporate Governance Committee (i) identifies individuals qualified to become members of the Board of Directors; (ii) recommends qualified individuals for nomination to the Board of Directors; (iii) advises the Board of Directors with respect to its composition, procedures and committees; and (iv) reviews and evaluates the Company's corporate governance guidelines and principles and recommends to the Board of Directors any changes to such procedures that it deems necessary. Other specific duties and responsibilities of the Nominating and Corporate Governance Committee include:

      -     assessing the size and composition of the Board;

      -     developing membership qualifications for Board committees;

      - monitoring compliance with Board and Board committee membership criteria;

      -     recommending Board committee assignments;

      - reviewing and recommending proposed changes to the Company's Corporate Governance Guidelines; and

      - reviewing governance-related stockholder proposals and recommending Board responses.

      The Nominating and Corporate Governance Committee recommended each of the directors currently standing for re-election at the Annual Meeting, which recommendation was unanimously approved by the Board of Directors.

      The Nominating and Corporate Governance Committee performs its functions and responsibilities under a formal written charter adopted by the Board of Directors. A copy of the Nominating and Corporate Governance Committee Charter, as adopted by the Board of Directors on June 9, 2003, is available on the Company's website at www.metretek.com under "Investor Info -- Corporate Governance".

EXECUTIVE SESSIONS

      Executive sessions of non-management directors, without any management directors or other members of management being present, are held at least twice a year, and more often if such directors deem appropriate. The sessions are scheduled and chaired by the Chairman of the Nominating and Corporate Governance Committee. Any non-management director can request that additional executive sessions be scheduled.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS OF STOCKHOLDERS

      The Board of Directors expects all directors to attend each annual meeting of stockholders, except where the failure to attend is due to unavoidable or unforeseeable circumstances. All members of the Board of Directors, except one due to unavoidable circumstances, attended last year's annual meeting of stockholders.

CONSIDERATION OF DIRECTOR NOMINEES

      IDENTIFYING AND EVALUATING NOMINEES. The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. In selecting candidates for nomination at an annual meeting of the Company's stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at that meeting desire and are qualified to continue their service on the Board. The Nominating and Corporate Governance Committee believes that the continuing service of qualified incumbents promotes stability and continuity in the Board room, giving the Company the benefit of the familiarity and insight into the Company's affairs that its directors have accumulated during their tenure, while contributing to the Board`s ability to work as a collective body. Accordingly, it is the policy of the Nominating and Corporate Governance Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the criteria for membership on the Board, and who the Nominating and Corporate Governance Committee believes will continue to make important contributions to the Board and who consent to stand for reelection, to continue their service on the Board. If there are Board positions for which the Committee will not be re-nominating a qualified incumbent, the Nominating and Corporate Governance Committee will consider recommendations for director nominees from a wide variety of sources, including Board members, management, business contacts, professional search firms, stockholders and other appropriate sources. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the criteria for membership set forth below under " -- Qualifications of Nominees". Candidates recommended by the Nominating and Corporate Governance Committee are subject to approval by the Board. Each nominee for election to the Board this year previously served as a director of the Company.

      QUALIFICATIONS OF NOMINEES. The Nominating and Corporate Governance Committee is responsible for reviewing with the Board the requisite skills and characteristics of new Board candidates in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. The Nominating and Corporate Governance Committee has not established any specific minimum requirements for qualifications or skills that candidates for membership on the Board must possess, although from time to time the Nominating and Corporate Governance Committee may identify certain skills or attributes as being particularly desirable to help meet specific Board needs that have arisen. In evaluating potential candidates for directorship, the Nominating and Corporate Governance Committee considers all factors that it deems relevant, including but not limited to independence, business and professional skills, background, experience, personal integrity, judgment, skill, financial and accounting background and literacy, actual and potential conflicts of interest, diversity, existing commitments to other businesses, past performance (for incumbent directors) and such other factors as it deems relevant, given the needs of the Board and the Company at that time, to maintain an appropriate balance of knowledge, experience and capability.

      STOCKHOLDER NOMINEES. The policy of the Nominating and Corporate Governance Committee is to consider properly submitted written nominations from stockholders for nominees for director. In general, persons properly recommended by stockholders as nominees for director are evaluated on the same basis as candidates recommended by other sources. Any such nominations made by stockholders must be submitted in compliance with the requirements for stockholder nominations set forth in the Bylaws of the Company and described under the caption "Stockholder Proposals" below, and should include the following: (a) the name and address of the stockholder making the nomination and the number of shares of the Company's Common Stock which are owned beneficially and of record by such stockholder; (b) the nominee's name, age, address, number of shares of Common Stock owned beneficially and of record, background, experience, education and qualifications for Board memberships and (c) all other information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person's written consent to be named in the proxy statement as a nominee and to serving as a director if elected). Nominations by stockholders must be addressed to:

            Metretek Technologies, Inc.
            303 East Seventeenth Street
            Suite 660
            Denver, Colorado 80203
            Attn: Corporate Secretary

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

      Any stockholder who wishes to communicate directly with the Board of Directors, any committee of the Board or any specific director may do so by directing a written request addressed to such director or directors in care of the Company's Corporate Secretary at the Company's principle executive offices. Communications directed to members of the Board will be forwarded to the intended Board members, unless such communication is deemed unduly hostile, threatening, illegal or otherwise unnecessary or inappropriate to forward, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate action regarding such communication.

CODES OF ETHICS

      The Company has adopted two codes of ethics, each designed to promote its directors, officers and employees to act with the highest integrity. Each of these codes is publicly available on the Company's website at www.metretek.com under "Investor Info -- Corporate Governance." In addition, the Company will provide a copy of these codes without charge upon written request addressed to Corporate Secretary, at Metretek Technologies, Inc., 303 East Seventeenth Avenue, Suite 660, Denver, Colorado, 80203.

      The Company has adopted the Metretek Technologies, Inc. Code of Ethics for Principal Executive Officer and Senior Financial Officers, which is a code of ethics that applies to its Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and other senior finance organization employees. The purpose of this Code of Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that the business of the Company is conducted in a consistently legal and ethical manner. If the Company makes any substantive amendment to the Code of Ethics or grants any waiver, including any implicit waiver, from a provision of the Code of Ethics to its Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer, it will promptly disclose the nature of such amendment or waiver on its website or in a current report on Form 8-K.

      The Company has also adopted the Metretek Technologies, Inc. Code of Business Conduct and Ethics, a code of conduct that applies to all of its directors, officers and employees. Under the Code of Business Conduct and Ethics, each officer, director and employee is required to maintain a commitment to high standards of business conduct and ethics. The Code of Business Conduct and Ethics covers many areas of professional conduct, including conflicts of interests, protection of confidential information, and strict adherence to laws and regulations applicable to the conduct of the Company's business. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics. If the Company makes any substantive amendment to the Code of Business Conduct and Ethics or grants any waiver, including any implicit waiver, from a provision thereof to its Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer, it will promptly disclose the nature of such amendment or waiver on its website or in a current report on Form 8-K.

      The Company also has adopted procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

      The following table sets forth the total compensation that the Company paid or accrued for services rendered to the Company and its Subsidiary in all capacities during the last three fiscal years by its Chief Executive Officer and by its other executive officers (the "Named Executive Officers") whose total salary and bonus exceeded $100,000 in the fiscal year ended December 31, 2003 ("fiscal 2003"):

                           SUMMARY COMPENSATION TABLE

                                                                LONG TERM
                                                               COMPENSATION
                                                                  AWARDS
                                                                SECURITIES
                                      ANNUAL COMPENSATION(1)    UNDERLYING      ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR   SALARY    BONUS    OPTIONS(2)   COMPENSATION(3)
------------------------------------  ----  --------  -------  ------------  ---------------
W. Phillip Marcum...................  2003  $295,000  $     0             0  $         7,138
         President and Chief          2002   295,000        0             0            6,471
         Executive Officer            2001   295,000        0       200,000            6,188

A. Bradley Gabbard..................  2003   175,000   75,000             0            7,117
         Executive Vice               2002   175,000        0             0            6,314
         President and Chief          2001   175,000        0       200,000            6,060
         Financial Officer
Sidney Hinton (4)...................  2003   250,000  117,341             0            7,138
         President,
         PowerSecure, Inc.
Thomas R. Kellogg (4)...............  2003   175,000   21,354             0            5,990
         President,
         Metretek Florida
Gary J. Zuiderveen (5)..............  2003    92,692   15,000             0            3,925
         Controller and Principal
         Accounting Officer

---------------------
(1) Excludes perquisites and other personal benefits, if any, which were less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer.

(2)   All options were fully vested as of December 31, 2003.

(3) Includes amounts paid or accrued on behalf of the Named Executive Officers in fiscal 2003 for:

      - matching contributions under the Company's 401(k) plan of $6,000 for Mr. Marcum, $6,000 for Mr. Gabbard, $6,000 for Mr. Hinton, $5,250 for Mr. Kellogg and $3,231 for Mr. Zuiderveen;

      - premiums for group term life insurance of $882 for Mr. Marcum, $861 for Mr. Gabbard, $882 for Mr. Hinton, $360 for Mr. Kellogg and $438 for Mr. Zuiderveen; and

      - premiums for long-term disability insurance of $256 for Mr. Marcum, $256 for Mr. Gabbard, $256 for Mr. Hinton, $380 for Mr. Kellogg and $256 for Mr. Zuiderveen.

(4)   Named as an executive officer by the Board of Directors during 2003.

(5)   Fiscal 2003 was the first year his total salary and bonus exceeded
      $100,000.

EMPLOYMENT AGREEMENTS, CHANGE IN CONTROL ARRANGEMENTS AND OTHER COMPENSATION ARRANGEMENTS

      W. Phillip Marcum and A. Bradley Gabbard. In December 1991, the Company entered into employment agreements, which have been amended several times, with
W. Phillip Marcum, its Chairman of the Board, President and Chief Executive Officer, and A. Bradley Gabbard, the Company's Executive Vice President and Chief Financial Officer. Under the most recent amendments to these employment agreements, the employment terms of Messrs. Marcum and Gabbard were extended and renewed until December 31, 2003, with automatic additional one-year renewal periods when the terms expire, unless either the Company or the officer gives six months prior written notice of termination.

      The base salaries under these employment agreements, which are subject to annual upward adjustments at the discretion of the Board of Directors, are currently set at $295,000 for Mr. Marcum and $175,000 for Mr. Gabbard. In addition to the base annual compensation, the employment agreements provide, among other things, for standard benefits commensurate with the management levels involved. The employment agreements also provide for the Company to establish an incentive compensation fund, to be administered by the Company's Compensation Committee, to provide for incentive compensation to be paid to each officer or employee (including Messrs. Marcum and Gabbard) deemed by the Compensation Committee to have made a substantial contribution to the Company in the event of a change of control of Metretek or of the sale of substantially all of the Company's assets or similar transactions. The total amount of incentive compensation from the fund available for distribution will be determined by a formula based on the amount by which the fair market value per share of the Common Stock exceeds $10.08, multiplied by a factor ranging from 10-20% depending upon the ratio of the fair market value to $10.08. In the case of the sale of a significant subsidiary or substantially all of the assets of a significant subsidiary, a similar pro rata distribution is required. As amended, the employment agreements with Messrs. Marcum and Gabbard provide that if the employment period expires without being renewed, then the executive is entitled to receive a lump-sum severance payment equal to 12 months, for Mr. Marcum, and six months, for Mr. Gabbard, of his then base salary, and continued participation in all the Company's insurance plans for such additional period. The employment agreements also contain certain restrictions on each executive's ability to compete, use of confidential information and use of inventions and other intellectual property.

      As amended, the employment agreements with Messrs. Marcum and Gabbard also include "change in control" provisions designed to provide for continuity of management in the event the Company undergoes a change in control. The agreements provide that if within three years after a change in control, the officer is terminated by the Company for any reason other than for "cause", or if the officer terminates his employment for "good reason", as such terms are defined in the employment agreements, then the officer is entitled to receive a lump-sum severance payment equal to two times, for Mr. Marcum, and one times, for Mr. Gabbard, the amount of his then base salary, together with certain other payments and benefits, including continued participation in all the Company's insurance plans for a period of two years for Mr. Marcum and one year for Mr. Gabbard. Under these employment agreements, a "change in control" will be deemed to have occurred only if:

      - any person or group becomes the beneficial owner of 50% or more of the Company's Common Stock;

      - a majority of the Company's present directors are replaced, unless the election of any new director is approved by a two-thirds vote of the current (or properly approved successor) directors;

      - the Company approves a merger, consolidation, reorganization or combination, other than one in which the Company's voting securities outstanding immediately prior thereto continue to represent more than 50% of the Company's total voting power or of the surviving corporation following such a transaction and the Company's directors continue to represent a majority of its directors or of the surviving corporation following such transaction; or

      - the Company approves a sale of all or substantially all of its assets.

      Thomas R. Kellogg. In June 2002, Metretek Florida entered into an employment and non-competition agreement with Thomas R. Kellogg, the President and Chief Executive Officer of Metretek Florida. Mr. Kellogg's employment agreement was for an initial term of one year, expire June 24, 2003 and currently in a one year renewal period, is renewable for additional one-year renewal periods, unless either Metretek Florida or Mr. Kellogg gives 30 days prior written notice of termination. Mr. Kellogg's employment agreement is currently in a one year renewal term that expires in June 2004.

      The base salary under Mr. Kellogg's employment agreement is set at $175,000. In addition to the base salary, Mr. Kellogg's employment agreement provides, among other things, for standard benefits commensurate with the management level involved, including a bonus of 7% of Metretek Florida's cash flow from operations, options to purchase 100,000 shares of the Company's Common Stock at $1.50 per share, and 8% of the common shares of Metretek Contract Manufacturing Company, Inc., ("MCM"), a subsidiary of Metretek Florida. Mr. Kellogg's employment agreement also provides for incentive compensation in the event of a sale of the core business of Metretek Florida, consisting generally of all Metretek Florida business other than the contract manufacturing business, based upon an increasing proportion of the net proceeds of such a sale. Such incentive compensation commences at 15.25% of the first $500,000 of the net proceeds over $2 million from a sale of Metretek Florida's core business, and that percentage increases incrementally as net proceeds increase, up to 31% of the net proceeds of such a sale over $5.5 million. Any incentive compensation payable for net proceeds exceeding $6 million are to be set in the discretion of the Company's Board of Directors. If the Company rejects a bona fide offer for the sale of the core business of Metretek Florida before Mr. Kellogg's employment is terminated for any reason, and if he rejects any severance to which he would otherwise be entitled, then Mr. Kellogg will be entitled to receive shares of Metretek Florida, under the terms and conditions of a Shareholders Agreement, in proportion to what his incentive compensation would have been if the sale had been approved. In addition, if Mr. Kellogg's employment is terminated without cause, or upon the expiration of the employment term or any renewal period, or as the result of a sale of Metretek Florida where Mr. Kellogg waives his incentive compensation, then Mr. Kellogg will be entitled to receive a severance payment in the amount of one year's base salary, payable over the subsequent year. Mr. Kellogg's employment agreement also contains a one-year non-compete covenant and certain restrictions on Mr. Kellogg's use of confidential information and use of inventions and other intellectual property.

      MCM has issued shares totaling 13% of its outstanding common stock to two of its employees, including to Mr. Kellogg as described above, as equity incentive compensation. As of December 31, 2003, Metretek Florida owned 87% of the outstanding MCM shares. The MCM shares are subject to a Shareholders Agreement, dated June 27, 2002, signed by all the employees receiving MCM shares. Under the Shareholders Agreement:

      - MCM holds a right of first refusal on the sale of any MCM shares by any employee-shareholders;

      - MCM employee-shareholders have the right to participate in a sale of a majority of the outstanding MCM shares by Metretek Florida;

      - If Metretek Florida desires to sell its MCM shares that constitute a majority of all then outstanding MCM shares, then Metretek Florida has the right to force the employee-shareholders to also sell their MCM shares;

      - MCM employee-shareholders have the preemptive right to maintain their pro rata equity percentage in MCM in the event of future issuances of MCM shares by participating in such issuances on the same terms as other buyers; and

      - Upon the termination of employment of any MCM employee-shareholder, MCM has the right to purchase such MCM shares at an appraised value.

      Sidney Hinton. Effective January 1, 2003, PowerSecure entered into an employment and non-competition agreement with Sidney Hinton, the President and Chief Executive Officer of PowerSecure. Mr. Hinton's employment agreement is for a term of three years, and is renewable for additional one-year renewal periods when the term expires, unless either PowerSecure or Mr. Hinton gives 30 days prior written notice of termination.

      The base salary under Mr. Hinton's employment agreement is set at $250,000, subject to annual upward adjustments at the discretion of the Board of Directors of PowerSecure. In addition to the base salary, Mr. Hinton's employment agreement provides, among other things, for standard benefits commensurate with the management level involved, including an annual bonus of 7% of PowerSecure's cash flow from operations and 7% of the common shares of PowerSecure. If Mr. Hinton's employment is terminated without cause, or due to the expiration of the employment term or any renewal period, then Mr. Hinton will be entitled to receive a severance payment in the amount of one year's base salary, payable over the subsequent year. Mr. Hinton's employment agreement also contains a one-year non-competition covenant, which becomes two years if Mr. Hinton voluntarily resigns or is terminated by PowerSecure for cause, and certain restrictions on Mr. Hinton's use of confidential information and use of inventions and other intellectual property. Mr. Hinton's employment agreement also includes a "change in control" provision designed to provide for continuity of management in the event the Company or PowerSecure undergo a change in control. The employment agreement provides that if within three years after a "change in control", Mr. Hinton is terminated by the Company for any reason other than for "cause", or if Mr. Hinton terminates his employment for "good reason", as such terms are defined in the employment agreement, then Mr. Hinton is entitled to receive a lump-sum severance payment equal to one year's then base salary, together with certain other payments and benefits, including continued participation in all the Company's insurance plans for a period of one year.

      During March 2003, PowerSecure authorized the issuance of PowerSecure shares totaling up to 15% of its outstanding common stock to its employees, including to Mr. Hinton as described above, as equity incentive compensation,. As of December 31, 2003, the Company owned 86.1% of the outstanding PowerSecure shares. The PowerSecure shares were issued subject to a Shareholders Agreement to be signed by all employees receiving PowerSecure shares. Under the Shareholders Agreement:

      - PowerSecure holds a right of first refusal on the sale of any PowerSecure shares by any employee-shareholders;

      - PowerSecure employee-shareholders have the right to participate in a sale of a majority of the outstanding PowerSecure shares by the Company;

      - If the Company desires to sell its PowerSecure shares that constitute a majority of all then outstanding PowerSecure shares, then it has the right to force the employee-shareholders to also sell their PowerSecure shares;

      - If PowerSecure issues additional PowerSecure shares in the future to third persons, then PowerSecure will grant an option for its employee-shareholders to purchase additional PowerSecure shares in order to maintain their pro rata equity percentage in PowerSecure, at the price as paid by such third persons; and

      - Upon the termination of employment of any PowerSecure employee-shareholder, PowerSecure has the right to purchase such PowerSecure shares at an appraised value.

STOCK OPTION GRANTS

      The Company did not grant any stock options or stock appreciation rights, alone or in tandem with stock options, in fiscal 2003 to the Named Executive Officers.

STOCK OPTION EXERCISES AND VALUES

      The following table sets forth information with respect to stock options held by the Named Executive Officers on December 31, 2003. The Named Executive Officers did not exercise any stock options during fiscal 2003.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                           UNDERLYING UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS AT
                                 AT FISCAL YEAR-END            FISCAL YEAR-END (1)
                           ------------------------------   --------------------------
          NAME               EXERCISABLE  UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
-------------------------    -----------  -------------     -----------  -------------
W. Phillip Marcum........        250,000        0                $0            $0
A. Bradley Gabbard.......        237,500        0                 0             0
Sidney Hinton............        145,000        0                 0             0
Thomas R. Kellogg........        100,000        0                 0             0
Gary J. Zuiderveen.......         31,000        0                 0             0

-------------------
      (1) For purposes of this table and in accordance with SEC rules, the "Value of Unexercised In-the-Money Options" is calculated based upon the difference between $1.44, the closing sale price of the Common Stock on December 31, 2003 as reported on the OTC Bulletin Board, and the option exercise price. An option is "in-the-money" if the fair market value of the underlying shares of Common Stock exceeds the exercise price of the option. Because the exercise price of all options in this table exceeded $1.44, none of the options were "in-the-money" on December 31, 2003.

DIRECTOR COMPENSATION

      Directors who are also officers or employees of the Company do not receive any additional compensation for serving on the Board of Directors or its committees. All directors are reimbursed for their out-of-pocket costs of attending meetings of the Board of Directors and its committees. Commencing in September 2003, directors who are not also officers or employees of the Company ("Non-Employee Directors") receive a monthly retainer of $2,000 per month for their service as directors. Prior thereto, Non-Employee Directors received an annual retainer of $5,000 plus a fee of $1,000 for each meeting of the Board of Directors attended in person and $500 for each meeting attended telephonically. Non-Employee Directors also receive stock options under an annual formula ("Annual Director Options") under the Company's 1998 Stock Incentive Plan (the "1998 Stock Plan"). Under the formula for these Annual Director Options, each person who is first elected or appointed to serve as a Non-Employee Director is automatically granted an option to purchase 5,000 shares of Common Stock. On the date of the annual meeting of stockholders each year, each Non-Employee Director is automatically granted an Annual Director Option to purchase 2,500 shares of Common Stock, unless he was first elected within six months of that date. All Annual Director Options vest and become exercisable immediately upon grant. Additional non-formula options can be granted to Non-Employee Directors under the 1998 Plan in the discretion of the Board of Directors.

      All Annual Director Options granted to Non-Employee Directors are non-qualified stock options exercisable at a price equal to the fair market value of the Common Stock on the date of grant and have ten year terms, subject to earlier termination in the event of the termination of the optionee's status as a director or the optionee's death. Annual Director Options typically remain exercisable for one year after a Non-Employee Director dies and for that number of years after a Non-Employee Director leaves the Board of Directors (for any reason other than death or removal for cause) equal to the number of full or partial years that the Non-Employee Director served as a director, but not beyond the ten year term of the option. Any other option granted to a director may contain different terms at the discretion of the Board.

      As of May 4, 2004, options to purchase 230,016 shares of Common Stock were outstanding to current Non-Employee Directors, at exercise prices ranging from $0.46 to $17.38 per share.

EQUITY COMPENSATION PLAN INFORMATION

      The Company has three compensation plans that have been approved by its stockholders under which its equity securities have been authorized for issuance to directors, officers, employees, advisors and consultants in exchange for goods or services:

      -     the Company's 1991 Stock Option Plan;

      -     the Company's Directors' Stock Option Plan; and

      -     the Company's 1998 Stock Incentive Plan.

      In addition, the Company has issued warrants to purchase its equity securities to certain advisors, consultants and lenders with the approval of the Board of Directors, but without the approval of its stockholders which was not required.

      The following table sets forth information about the Common Stock that may be issued upon the exercise of outstanding options, warrants and other rights under all of the Company's existing equity compensation plans as of December 31, 2003:

                                                                                NUMBER OF SECURITIES
                                NUMBER OF SECURITIES                          REMAINING AVAILABLE FOR
                                  TO BE ISSUED UPON     WEIGHTED-AVERAGE       FUTURE ISSUANCE UNDER
                                     EXERCISE OF       EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                                OUTSTANDING OPTIONS,  OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
                                 WARRANTS AND RIGHTS  WARRANTS AND RIGHTS     REFLECTED IN COLUMN (a))
         PLAN CATEGORY                   (a)                  (b)                       (c)
------------------------------  --------------------  --------------------   -------------------------
Equity compensation plans
approved by security
holders (1)...................       1,812,425               $1.96                    43,031

Equity compensation plans not
approved by security
holders (2)...................         45,000                10.83                       0
                                     ---------               -----                    ------
Total.........................       1,857,425               $2.17                    43,031
                                     =========               =====                    ======

---------------------------
(1) Represents options to purchase shares of Common Stock granted under the Company's 1991 Stock Option Plan, Directors' Stock Option Plan and 1998 Stock Incentive Plan. The Company will not grant any future options under the 1991 Stock Option Plan or its Directors' Stock Option Plan.

(2) Represents warrants to purchase shares of Common Stock granted in 1999 to two advisors as compensation for services rendered, at exercise prices ranging from $2.47 to $14.50, expiring at various dates through July 2004.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Board of Directors has constituted and appointed a Compensation Committee, which during fiscal 2003 consisted of Messrs. Pell, Briggs and Collins. No member of the Compensation Committee is or has been an officer or employee of the Company. None of the executive officers of the Company serves as a member of the board of directors or on the compensation committee of any other entity that has one or more executive officers serving as a member of the Board of Directors of the Company or on the Compensation Committee. In addition, no member of the Compensation Committee has an interlocking relationship with the board of directors or compensation committee of any other entity.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors which consists entirely of independent directors, establishes compensation policies with respect to the Company's executive officers. The Compensation Committee approves all compensation paid to the Company's executive officers, and also oversees the administration by the Board of Directors of the Company's stock plans under which stock option grants and direct stock issuances may be made to executive officers. The Compensation Committee operates under a written charter adopted by the Board of Directors on June 9, 2003, which is available on the Company's website at www.metretek.com under "Investor Info-Corporate Governance."

      EXECUTIVE COMPENSATION PHILOSOPHY. The Company's executive compensation philosophy is based on the belief that competitive compensation is essential to attract, retain, motivate and reward highly qualified and industrious executives. The Company's executive compensation program is intended to (i) attract and retain highly talented and productive executives, (ii) provide incentives and rewards for superior performance by the Company's executives, and
(iii) align the interests of executive officers with the interests of the Company's stockholders. To achieve these objectives, the Compensation Committee has designed an executive compensation program that consists of three basic components: (i) base salary, (ii) short-term incentive compensation in the form of a cash bonus, and (iii) long-term incentive compensation in the form of stock options. These compensation elements are in addition to the general benefit programs that are offered to all of the Company's employees.

      FACTORS. The Committee reviews the Company's executive compensation program through the application of the subjective business judgment of each of its members and through an informal survey of executive compensation programs of peer companies. The Compensation Committee does not use a quantitative method or a mathematical formula to set any element of compensation for a particular executive officer. The Compensation Committee uses discretion and considers all elements of an executive's compensation package when setting each portion of compensation which is based upon corporate performance and individual initiatives and performance. The principal factors which the Compensation Committee considered with respect to each executive officer's compensation package for fiscal 2003 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors with respect to executive compensation for future years.

      Base Salary. The base salary for each of the Company's executive officers is subjectively determined primarily on the basis of the following factors: experience, personal performance, contribution to Company performance, level of responsibility, breadth of knowledge, salary levels in effect for comparable positions within and without the Company's industry and internal base salary comparability considerations. The base salaries are reviewed annually and may be adjusted in the discretion of the Compensation Committee, based upon factors such as individual performance, the functions performed by the executive officer, the scope of the executive officer's ongoing duties, general changes in the compensation peer group in which the Company competes for executive talent, and the Company's financial performance generally. The relative weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

      Annual Bonuses. In fiscal 2003, the Company granted bonuses to certain executive officers payable based upon the achievement of objective pre-defined performance goals. In addition, all executive officers of the Company are eligible for discretionary annual bonuses, as determined by the Compensation Committee. Factors considered in determining discretionary annual bonuses are personal performance, level of responsibility and the Company's achievement of performance goals, which is intended to correlate to stockholder value. The Compensation Committee reviews the individual executive performance and Company targets and approves the amount of actual bonuses awarded. No discretionary annual bonuses were awarded in fiscal 2003.

      Long-Term Incentive Compensation. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of executive officers with those of stockholders and to provide each executive with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (typically, the market price on the date of grant) for a fixed period (up to ten years). Each option generally becomes exercisable in installments over a period of years, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates.

      The number of shares subject to each option grant is subjectively determined by the Compensation Committee primarily related to the executive officer's anticipated contributions to the Company's future success, a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. No stock options were granted to executive officers during fiscal 2003.

      CEO COMPENSATION. The compensation of W. Phillip Marcum, the Company's President and Chief Executive Officer is reviewed annually in accordance with the factors discussed above, taking into account his Employment Agreement with the Company. Mr. Marcum's base salary of $295,000 in fiscal 2003 has been unchanged since 2000. The Company did not award Mr. Marcum an annual bonus or grant him any stock options for fiscal 2003.

      COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company's chief executive officer and the four other most highly compensated executive officers. However, qualified performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company intends to structure long-term incentive compensation granted to its executive officers through option issuances under the Company's stock plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). The Compensation Committee has not awarded in the past, and does not expect to award during fiscal 2004, compensation to any of the Company's executive officers in excess of the $1 million limit per officer. In the event that the Compensation Committee considers approving compensation in the future which would exceed the $1 million deductibility threshold, the Compensation Committee will consider what actions, if any, should be taken to make such compensation deductible.

         CONCLUSION. Through these programs, a significant portion of the Company's executive compensation is linked directly to individual and Company performance in pursuance of strategic goals as well as stock price appreciation. The Compensation Committee believes that these executive compensation policies and programs promote the best interests of the Company and enhance stockholder value.

                                          Compensation Committee

                                          Basil M. Briggs, Chairman
                                          Anthony D. Pell
                                          Kevin P. Collins

                                 PROPOSAL NO. 2

             APPROVAL OF AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN

      The Company's 1998 Stock Incentive Plan (the "1998 Stock Plan") was adopted by the Board of Directors of the Company in March 1998 and approved by the stockholders of the Company in June 1998. The 1998 Stock plan was amended by the stockholders in February 2000 and June 2001. The 1998 Stock Plan replaced the Company's 1991 Stock Option Plan and Directors' Stock Option Plan. The 1998 Stock Plan authorizes the Board of Directors to grant non-qualified stock options ("NQSOs"), incentive stock options ("ISO"s), stock appreciation rights ("SAR"s), restricted stock, performance awards, and other stock-based awards to officers, directors, employees, consultants and advisors of the Company and its subsidiaries. The purpose of the 1998 Stock Plan is to promote the success of the Company by enabling it to attract, retain, reward, and motivate officers, directors, employees, advisors and consultants of the Company and its subsidiaries by providing them with an equity interest in the Company in order to align their interest with those of the Company's stockholders and to provide such persons with incentives to pursue the long-term growth, profitability, and financial success of the Company and its subsidiaries and increase stockholder value. The 1998 Stock Plan is a critical part of the Company's overall compensation program.

      At the Annual Meeting, the stockholders are being asked to approve the proposed amendment to the 1998 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder. A total of 1,750,000 shares of Common Stock are presently reserved for issuance under the 1998 Stock Plan, of which as of May 4, 2004, only 17,364 shares were available for issuance in future awards. On March 25, 2004, upon recommendation of the Compensation Committee, the Board of Directors authorized an amendment to the 1998 Stock Plan subject to stockholder approval, to increase the number of shares available for issuance thereunder by 1,000,000 shares to a total of 2,750,000 shares.

      The purpose of the proposed amendment is to ensure that a sufficient number shares of the Company's Common Stock are available under the 1998 Share Plan for awards to attract, retain, reward and motivate officers, directors, employees, advisors and consultants as set forth above.

      As of May 4, 2004, an aggregate of 1,525,851 shares of Common Stock were subject to outstanding awards under the 1998 Stock Plan to 44 employees and directors. To date, all awards under the 1998 Stock Plan have been stock options. In addition, as of May 4, 2004, an aggregate of 127,190 shares were subject to outstanding options granted under the Company's prior stock plans, the Company's 1991 Stock Option Plan and the Company's Directors' Stock Option Plan. On May 4, 2004, the last reported sale price of the Common Stock as reported on the OTC Bulletin Board was $3.10 per share.

SUMMARY OF THE 1998 STOCK INCENTIVE PLAN

      The major provisions of the 1998 Stock Plan are summarized below. The following summary does not purport to be complete and is qualified in its entirety by reference to the 1998 Stock Plan. A copy of the 1998 Stock Plan will be furnished upon oral or written request of stockholders of the Company directed to the Corporate Secretary, Metretek Technologies, Inc., 303 East Seventeenth Avenue, Suite 660, Denver, Colorado 80203, telephone: (303) 785-8080.

      GENERAL. The 1998 Stock Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock, performance awards and other stock-based awards to officers, directors, employees, consultants and advisors of the Company and its subsidiaries. A total of 1,750,000 shares of Common Stock are currently authorized to issue under the 1998 Stock Plan, which would be increased by the proposed amendment to 2,750,000 shares. The shares of Common Stock issuable under the 1998 Stock Plan may be authorized or unissued shares or treasury shares, including shares repurchased by the Company for purposes of the 1998 Stock Plan. If any shares subject to any award are forfeited or payment is made in the form of cash, cash equivalents or property other than shares, or an award otherwise terminates without payment being made to the participant in the form of shares, the shares subject to such awards will again be available under the 1998 Stock Plan.

      ADMINISTRATION. The 1998 Stock Plan is administered by the Board of Directors of the Company. The Board of Directors has the right to delegate the administration of the 1998 Stock Plan to a committee comprised of two or more directors who are not officers or employees of the Company or any its subsidiaries, and who meet certain other requirements under applicable federal securities law and federal tax law provisions. The members of the Board of Directors, or of any committee appointed by the Board of Directors, are eligible for awards under the 1998 Stock Plan. The Board of Directors is authorized to designate participants, determine the type and number of awards to be granted, set the terms, conditions and provisions of awards, cancel or suspend awards, prescribe forms of award agreements, interpret the 1998 Stock Plan, establish, amend and rescind rules and regulations related to the 1998 Stock Plan, and make all other determinations which may be necessary or advisable to the administration of the 1998 Stock Plan.

      ELIGIBILITY. Officers, directors, employees, consultants and advisers of the Company and its existing or future subsidiaries who, in the determination of the Board of Directors, are responsible for or contribute to the management, growth, profitability and successful performance of the Company and its subsidiaries are eligible to receive awards under the 1998 Stock Plan. All of the approximately 255 employees of the Company and its subsidiaries, all five directors of the Company, and all advisors and consultants of the Company are eligible to receive awards under the 1998 Stock Plan.

      STOCK OPTIONS. Under the 1998 Stock Plan, the Board of Directors is authorized to grant incentive stock options and non-qualified stock options. The exercise price of stock options is determined by the Board of Directors but may not be less than the fair market value of the Common Stock on the date of grant (or 110% of the fair market value in the case of an ISO granted to an employee beneficially owning more than 10% of the outstanding Common Stock). The Board of Directors may grant NQSOs to any eligible participant, but may grant ISOs only to employees. Stock options become exercisable at such time or times in whole or in part as determined by the Board of Directors, except that ISOs may not be exercised after the expiration of 10 years after the date of grant (5 years after grant in the case of ISO, granted to an employee beneficially owning more than 10% of the outstanding Common Stock). Options may be exercised by payment of the exercise price in cash, shares of Common Stock, exchange of outstanding awards or other property, or in any combination thereof having a fair market value equal to the exercise price, as the Board of Directors determines.

      The 1998 Stock Plan provides for a formula grant of NQSO, to directors who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors"). Under the 1998 Stock Plan, each person who is first elected or appointed to serve as a Non-Employee Director automatically receives an option to purchase 5,000 shares of Common Stock. On the date of the annual meeting of stockholders each year, each Non-Employee Director (other than a person who became a Non-Employee Director within the previous six months) automatically receives an option to purchase 2,500 shares of Common Stock. All such options granted to Non-Employee Directors under the formula provisions of the 1998 Stock Plan vest immediately upon grant, have an exercise price equal to the fair market value of the Common Stock on the date of grant, and expire 10 years after the date of grant. Under the 1998 Stock Plan, additional (non-formula) options may be granted to the Non-Employee Directors in the discretion of the Board of Directors.

      STOCK APPRECIATION RIGHTS. The Board of Directors is authorized to grant SARs either alone or in tandem with underlying stock options. SARs entitle the participant upon exercise to receive cash or shares of Common Stock (as determined by the Board of Directors) equal in value to the excess of the fair market value of the shares of Common Stock covered by the SAR on the date of exercise over the grant price of the SAR. The grant price for SARs is fixed by the Board of Directors but will not be less than the fair market value of the Common Stock on the date of grant. SARs are exercisable at such time or times in whole or in part as determined by the Board of Directors, except that they may not be exercised after the expiration of 10 years from the date of grant.

      RESTRICTED STOCK. The 1998 Stock Plan also authorizes the award of restricted stock. An award of restricted stock is an award of shares of Common Stock that is subject to such restrictions as the Board of Directors determines. The restricted stock vests and may be disposed of by the participant only after such restrictions lapse in whole or in installments as the Board of Directors determines. Restricted stock awards may be subject to forfeiture if, for example, the participant's employment terminates before the award vests. A participant receiving restricted stock has all the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends, unless the Board of Directors otherwise determines. The Board of Directors, in its sole discretion, may waive or accelerate the lapsing of restrictions in whole or in part.

      DEFERRED STOCK. The 1998 Stock Plan also authorizes the Board of Directors to make deferred stock awards, generally consisting of a right to receive shares of Common Stock at the end of specified deferral periods. Awards of deferred stock are subject to such limitations as the Board of Directors may impose, which limitations may lapse at the end of the deferral period in installments or otherwise. Deferred stock awards carry no voting or dividend rights or other rights associated with stock ownership. Upon termination of employment during the restriction or deferral period, restricted stock or deferred stock will be forfeited subject to such exceptions, if any, as are authorized by the Board of Directors.

      BONUS SHARES AND AWARDS IN LIEU OF OBLIGATIONS. The Board of Directors is authorized under the 1998 Stock Plan to grant shares of Common Stock to eligible persons as a bonus or in lieu of obligations (such as salary requirements) to pay cash or deliver other property, subject to such terms as determined by the Board of Directors.

      PERFORMANCE AWARDS. Under the 1998 Stock Plan, the Board of Directors may make a performance award, which is an award of a number of units that represents the right to receive a specified number of shares of Common Stock or cash, or both, upon satisfaction of certain specified performance criteria, subject to such terms and conditions as the Board of Directors determines. Performance awards will be earned to the extent such performance goals established by the Board of Directors are achieved over a period of time specified by the Board of Directors. The performance objectives may vary from participant to participant, group to group and period to period. The performance objectives for awards intended to constitute "qualified performance-based compensation" (see discussion below under the heading "Certain Federal Income Tax Consequences") will be based upon one or more of the following: earnings per share; revenues; cash flow; return on investment; return on net assets, assets, capital or equities; economic value added; operating margins; net income; pre-tax earnings; pre-tax earnings before interest, depreciation and amortization; pre-tax operating earnings after interest expense and before extraordinary or special items; operating earnings; total stockholder returns; price of the shares (and changes thereof); and any of the above goals as compared to the performance of a published or special index deemed applicable by the Board of Directors including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies. The Board of Directors has the discretion to determine the value of each performance award, to adjust the performance goal as it deems equitable to reflect events affecting the Company or changes in law or accounting principles or other factors, and to determine the extent to which performance awards that are earned may be paid in the form of cash, deferred cash, shares of Common Stock or other awards or property, or combination thereof, as determined by the Board of Directors.

      DIVIDEND EQUIVALENTS. The Board of Directors is authorized to grant dividend equivalents conferring on a participant the right to receive, quarterly or on a deferred basis, interest or dividends, or interest or dividend equivalents. Dividend equivalents may be paid directly to a participant or may be reinvested under the 1998 Stock Plan.

      OTHER STOCK-BASED AWARDS. In order to enable the Company to respond to material developments in the area of taxes and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the 1998 Stock Plan authorizes the Board of Directors to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to securities of the Company. The Board of Directors shall determine the terms and conditions of such awards, including the consideration paid for awards as purchase rights, which consideration generally may not be less than the fair market value of the Common Stock on the date that the purchase right is granted. These awards may include, without limitation, performance shares and restricted stock units that entitle the participant to receive, upon satisfaction of performance goals or other conditions, a specified number of shares of Common Stock or the cash equivalent thereof.

      TRANSFERABILITY OF OPTIONS. Under the 1998 Stock Plan, awards are generally not assignable or transferable by a participant, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, except to the Company under the terms of the 1998 Stock Plan, and except that, upon approval by the Board of Directors, NQSOs and SARs may be transferred by participants to immediate family members, to trusts for the benefit of immediate family members and to partnerships or similar entities in which such participant and his or her immediate family members are the sole parties or members.

      ACCELERATION OF AWARDS UPON CHANGE IN CONTROL. The 1998 Stock Plan provides that in the event of a "change in control" of the Company (as defined in the 1998 Stock Plan), all outstanding awards under the 1998 Stock Plan, regardless of any limitations or restrictions, will immediately vest and become fully exercisable, and all restrictions applicable to outstanding restricted stock, performance awards and other stock-based awards will lapse, unless otherwise provided by the Board of Directors at the time of grant of the award or unless waived or deferred by the participants. In the event of a change in control of the Company, with certain exceptions, participants may elect to surrender any outstanding award and receive in satisfaction thereof a cash, stock or other payment equal to the value of their outstanding awards based on the "change in control price" (as defined in the 1998 Stock Plan), which is generally the highest price paid or offered for the Common Stock during the preceding 60-day period, of the shares of Common Stock subject to the award or of the fair market value of any property other than shares of the Company relating to such award, except that with respect to an ISO or an SAR granted in tandem with an ISO, the cash payment will be based on the fair market value of the shares subject to the ISO or SAR on the date on which the change in control occurred.

      AMENDMENT AND TERMINATION OF THE 1998 STOCK PLAN. The Board of Directors has the right to amend, alter, suspend, discontinue or terminate the 1998 Stock Plan at any time without the consent of the stockholders or participants, except that (i) stockholder approval of such action will be required if such approval is required by any federal or state law or regulation or stock exchange or stock market rule, regulation or policy, or if the Board of Directors in its discretion determines that obtaining such stockholder approval is advisable, and
(ii) subject to the terms of the 1998 Stock Plan, no amendment or termination of the 1998 Stock Plan may materially and adversely affect the rights of a participant under any award granted under the 1998 Stock Plan without the consent of the affected participant. Unless earlier terminated by the Board of Directors, no award may be granted under the 1998 Stock Plan after June 12, 2008.

ACCOUNTING TREATMENT

      Depending on the type and terms of the award, the grant of an award under the 1998 Stock Plan to a participant may constitute an expense to the Company for accounting and financial reporting purposes, and any such expense would reduce the Company's income (or increase the Company's loss) for the relevant accounting period by a like amount. The accounting consequences of grants, exercises and disposition will in some, but not all, cases be the same as the tax consequences to the Company described below under "Certain Federal Income Tax Consequences."

      In general, stock options grants made to employees under the 1998 Stock plan will not constitute an expense to the Company for accounting and financial reporting purposes. However, the fair value of the award is required to be disclosed in the notes to the Company's consolidated financial statements, and the Company must also disclose in the notes to its consolidated financial statements the pro forma impact the award would have had upon the Company's reported income (or loss) if the fair value of the award at the time of grant was treated as a corporate expense over the life of the award.

      The Financial Accounting Standards Board has initiated a project relating to the expensing of grants of employee stock options. There is no assurance if, when or in what form the project will be finally approved. Accordingly, the foregoing summary of the accounting transactions for stock options may change substantially.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

      The following is a brief summary of the principle federal income tax consequences of certain kinds of awards that may be granted under the 1998 Stock Plan. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the applicable treasury regulations promulgated thereunder, judicial authority and administrative ruling and practice, all as in effect on the date hereof. Legislative, judicial or administrative rules and interpretations are subject to change, potentially on a retroactive basis, at any time, and such changes could alter or modify the statements and conclusions set forth below. This summary does not purport to be complete and does not address all aspects of federal income taxation that may be relevant to a particular participant in light of such participant's personal investment circumstances or participants subject to special treatment under the federal income tax laws. The summary also does not address the effects of foreign, state or local tax consequences. The 1998 Stock Plan is not a tax-qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. Participants of grants of awards under the 1998 Stock Plan should consult with their personal tax advisors with respect to such grants and transactions in awards and shares acquired pursuant to the 1998 Stock Plan.

      NQSOs. A participant will not recognize any taxable income, and the Company will not have any tax consequences, upon the grant of a NQSO. In general, upon the exercise of a NQSO, a participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the Common Stock on the date of exercise over the option exercise price, and the Company will be entitled to a tax deduction in the same amount in the year the participant exercises the NQSO. Upon subsequent disposition of shares of Common Stock acquired upon the exercise of a NQSO, a participant will have a capital gain or loss equal to the difference between the amount realized on the disposition and the participant's tax basis in the shares, which is generally the amount paid for the shares plus the amount treated as ordinary income at the time the NQSO was exercised. Such capital gain or loss will be long-term if the participant's holding period is longer than one year, and short-term otherwise. The participant's taxable disposition of the shares of Common Stock acquired upon the exercise of a NQSO will not result in any additional tax consequences to the Company.

      ISOs. A participant will generally not recognize any taxable income upon the grant or exercise of an ISO so long as he or she has been an employee of the Company or any of its subsidiaries from the date the ISO was granted until three months before the date of exercise (one year if the employee is disabled), but the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price is a required adjustment for purposes of the alternative minimum tax applicable to the participant. If the participant holds the shares of Common Stock received upon the exercise of the ISO for at least one year after the date of exercise and two years after the date of grant of the ISO (the "holding period"), then any difference between the amount realized upon the disposition of the shares and the exercise price will be treated as long-term capital gain or loss to the participant. The Company will not have any tax consequences from the grant or exercise of an ISO (except as discussed below) if the participant satisfies the holding period requirements.

      If a participant exercises an ISO but does not satisfy the holding period requirements set forth above, the participant generally will recognize ordinary income in the year of disposition of the shares of Common Stock acquired upon the exercise of an ISO equal to the excess, if any, of the fair market value of the Common Stock on the date of exercise over the option exercise price, and any excess of the amount realized on such disposition over the fair market value of the Common Stock on the date of exercise will be taxed as long-term or short-term capital gain, as applicable. If the participant disposes of the shares of Common Stock prior to the satisfaction of the holding period requirements but for proceeds in an amount less than the fair market value of the Common Stock on the date of exercise, the participant will recognize ordinary income equal only on the difference between the amount realized on the disposition of the shares and the option exercise price. In either event, the Company will be entitled to a tax deduction in an amount equal to the amount constituting ordinary income to the participant.

      If a participant exercises an ISO by tendering shares of Common Stock (other than the shares acquired upon the exercise of an ISO and not held for the requisite holding period set forth above) in payment of all or part of the option exercise price, the participant will not be required to recognize any taxable income from the exchange and option exercise, and the participant's tax basis and holding period (for capital gain purposes) for the tendered shares of Common Stock will be treated as a substituted basis for the shares received upon the exercise of the ISO. If the participant uses shares received pursuant to the exercise of an ISO as to which the participant had not satisfied the applicable holding period requirements, the exchange will be treated as a taxable disqualifying disposition of the exchanged shares, with the result of the excess of the fair market value of the shares tendered over the participant's basis in such shares would be taxable.

      SARs. The grant of a SAR will create no federal income tax consequences for the participant or the Company. When a participant exercises a SAR, any cash received and the fair market value of the Common Stock on the date of exercise will constitute ordinary income to the participant, and the Company will be entitled to a tax deduction in the same amount in the year of exercise.

      RESTRICTED STOCK. The federal income tax consequences of restricted stock awards depend upon the restrictions imposed on the stock. In the absence of a
Section 83(b) election by a participant, the grant of restricted stock will not result in taxable income to the participant or entitle the Company to a tax deduction in the year of grant if the restricted stock received is subject to a substantial risk of forfeiture and is either non-transferable or after transfer remains subject to such substantial risk of forfeiture. In such case, a participant must recognize ordinary income equal to the fair market value of the restricted stock received as of the first date the restricted stock becomes either transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. However, a participant may, in his or her discretion, make a Section 83(b) election to recognize as ordinary income the value of the restricted stock as of the date of receipt rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture. The Company generally will be entitled to a tax deduction in the amount of the fair market value of the restricted stock transferred to the participant in the year the participant recognizes ordinary income. Prior to the lapse of restrictions, dividends paid on restricted stock will be taxable to the participant as ordinary income in the year such restricted stock is received free of restrictions, and the Company will be entitled to a tax deduction in the same amount.

      PERFORMANCE AWARDS. A participant who receives a performance award of shares of Common Stock will generally recognize ordinary income in the year the award is received equal to the fair market value of the Common Stock on the date of award. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant in the year such income is recognized.

      OTHER STOCK-BASED AWARDS. A participant will recognize ordinary income equal to the amount of any cash payments or the fair market value of any Common Stock or other property a participant receives in connection with other stock-based awards (less any amounts paid by the participant) in the year the stock based award is received or made available to the participant without substantial restrictions or risk of forfeiture in a manner consistent with the treatment of restricted stock. The Company generally will be entitled to a tax deduction in the same amount and at the same time the participant recognizes such ordinary income.

      SECTION 162(m). Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under the 1998 Stock Plan) by a public company to the chief executive officer and four other most highly compensated executive officers of the Company to no more than $1,000,000. This limit, however, does not apply to "qualified performance-based compensation." The Company generally intends to structure any stock options and other awards granted under the 1998 Stock Plan that might be affected by Section 162(m) of the Code to comply with the performance-based compensation exemption to the deductibility limit.

      SPECIAL RULES. Special rules will apply to a participant who is subject to
Section 16 of the Exchange Act.

NEW PLAN BENEFITS

      The grant of awards under the 1998 Stock Plan to eligible directors, officers, employees, consultants and advisors, including the Named Executive Officers, is subject to the discretion of the Board of Directors, other than the annual formula stock option grants to Non-Employee Directors. As of the date of this Proxy Statement, no determination has been made as to which or how many of the persons eligible to receive awards under the 1998 Stock Plan will receive future awards under the 1998 Stock Plan, other than formula stock option grants to Non-Employee Directors. Accordingly, the benefits or awards that will be received by or allocated to persons under the 1998 Plan in the future are not presently determinable.

      The following table sets forth, as of May 4, 2004, the aggregate number of shares of the Company's Common Stock subject to outstanding awards granted under the 1998 Stock Plan to (i) each Named Executive Officer; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers, as a group; and (iv) all employees, including all current officers who are not executive officers, as a group.

                            1998 STOCK INCENTIVE PLAN

                                                                               NUMBER OF SHARES
                      NAME (OR GROUP) AND POSITION                        SUBJECT TO OPTIONS GRANTED
-----------------------------------------------------------------------   --------------------------
W. Phillip Marcum......................................................            200,000
    Chairman of the Board, President and Chief
    Executive Officer
A. Bradley Gabbard.....................................................            212,500
    Executive Vice President and Chief Financial Officer
Gary J. Zuiderveen ....................................................             24,000
    Principal Accounting Officer, Controller and Secretary
Sidney Hinton..........................................................            145,000
    President and Chief Executive Officer
    PowerSecure, Inc.
Thomas R. Kellogg .....................................................            100,000
    President and Chief Executive Officer
    Metretek, Incorporated
All current executive officers as a group (5 persons)..................            681,500
All current directors who are not executive
    officers, as a group (3 persons)...................................            230,016
All employees, including all current officers
    who are not executive officers,
    as a group (36 persons) ...........................................            529,340

VOTE REQUIRED

      The approval of the amendment to the 1998 Stock Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADOPTION AND APPROVAL OF THE PROPOSED AMENDMENT TO THE 1998 STOCK PLAN. PROXY CARDS SIGNED AND TIMELY RETURNED TO THE COMPANY WILL BE SO VOTED, UNLESS CONTRARY INSTRUCTIONS ARE SPECIFIED THEREON.

                                 PROPOSAL NO. 3

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

AUDITORS PROPOSAL

      The Audit Committee of the Board of Directors of the Company has appointed Deloitte & Touche LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2004. Deloitte & Touche LLP has served as the Company's independent auditors since 1991, the Company's first fiscal year. Services provided to the Company by Deloitte & Touche LLP during fiscal 2003 included the audit of the Company's annual financial statements and the review of the Company's unaudited quarterly financial statements. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

      Stockholder ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors is not required by the Company's By-Laws or any other applicable legal requirement. However, the Audit Committee is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, then the Audit Committee will reconsider the appointment. Even if the appointment is ratified by the stockholders, the Audit Committee may, in its discretion, appoint different independent auditors for the fiscal year ending December 31, 2004 at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

FEES BILLED TO THE COMPANY BY DELOITTE & TOUCHE LLP

      The aggregate fees for professional services rendered to the Company by Deloitte & Touche LLP, the Company's independent auditors, for fiscal 2002 and 2003 were as follows:

                                                         2003       2002
                                                       --------   --------
Audit Fees (1)......................................   $139,000   $111,000
Audit - Related Fees (2)............................          0      9,500
Tax Fees ...........................................          0          0
All Other Fees......................................          0          0
                                                       --------   --------
       Total  ......................................   $139,000   $120,500
                                                       ========   ========

            (1) "Audit Fees" represents fees billed for professional services rendered for the audits of the Company's consolidated annual financial statements and for the reviews of the Company's unaudited financial statements included in the Company's Quarterly Reports on Form 10-Q and Form 10-QSB.

            (2) "Audit-Related Fees" for fiscal 2002 represents fees for professional services rendered in connection with issuing a preferability letter related to a change in accounting principles.

      The Audit Committee has determined that the provision of non-audit services by Deloitte & Touche LLP in fiscal 2002 was compatible with maintaining its independence. Deloitte & Touche LLP did not provide any non-audit services during fiscal 2003.

PRE-APPROVAL POLICY AND PROCEDURES

      The Audit Committee has adopted a policy that requires the Audit Committee to pre-approve all audit and non-audit services to be provided by the independent auditors. The Audit Committee may delegate this pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting. In accordance with this pre-approval policy, all professional services provided by Deloitte & Touche LLP for fiscal 2003 were pre-approved by the Audit Committee.

VOTE REQUIRED

      The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.

      THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004. PROXY CARDS SIGNED AND TIMELY RETURNED TO THE COMPANY WILL BE SO VOTED, UNLESS CONTRARY INSTRUCTIONS ARE SPECIFIED THEREON.

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors of the Company consists of three members of the Board of Directors. Because the Company's Common Stock currently trades on the OTC Bulletin Board, the Company is not subject to the listing requirements of the Nasdaq Stock Market, including those governing audit committees. Nonetheless, members of the Audit Committee meet the structure and membership requirements, including the definition of independent directors, of the current listing standards of the Nasdaq Stock Market. The Audit Committee operates under a formal written charter, which was amended and restated by the Board of Directors on March 21, 2003. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

      The Company's management is responsible for the preparation, presentation and integrity of the Company's financial statements and the integrity of the Company's accounting and financial reporting processes, including its system of internal controls, the audit process, and the process for monitoring compliance with laws and regulations and ethical business standards. The Company's independent auditors are responsible for performing an independent audit of the Company's annual consolidated financial statements in accordance with generally accepted auditing standards, and issuing a report thereon. The responsibility of the Audit Committee is to assist the Board of Directors to fulfill its responsibilities to monitor and oversee these processes. Additionally, among other matters, the Audit Committee is responsible for the selection and engagement terms of the independent auditors and the prior approval of the nature and scope of and the fee arrangements for audit and permitted non-audit services by the independent auditors.

      In discharging its oversight responsibilities as to the audit process, the Audit Committee has reviewed, and has met and held discussions with management and with Deloitte & Touche, LLP, the Company's independent auditors, regarding, the Company's audited consolidated financial statements for the fiscal year ended December 31, 2003. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented. The Audit Committee has met with the independent auditors, with and without management present, to discuss and review the results of their examination of the Company's financial statements and their evaluation of the Company's internal controls. The Audit Committee has also considered and discussed with management and the independent auditors other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

      In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented. The Audit Committee has discussed with the independent auditors their independence from the Company and its management and has considered that Deloitte & Touche LLP did not provide any non-audit services to the Company in 2003.

      Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

      The members of the Audit Committee are not professional accountants or auditors, and as specified in its charter it is not the duty of the Audit Committee to prepare financial statements, to plan or conduct audits or to determine that the Company's consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. In discharging its duties, the Audit Committee has relied on (i) management's representation that the annual consolidated financial statements of the Company were prepared with integrity and objectivity and in accordance with generally accepted accounting principles, and (ii) the report of the Company's independent auditors with respect to such financial statements.

                                              Audit Committee

                                              Anthony D. Pell, Chairman
                                              Basil M. Briggs
                                              Kevin P. Collins

                                PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return for the five year period ended December 31, 2003 on the Company's Common Stock with the Nasdaq Stock Market (U.S. Companies) Index (the "Nasdaq U.S. Index") and the S&P 500 Oil & Gas Equipment and Service Index. The measurement dates are the last trading day of each of the Company's fiscal years in the five year period. The graph assumes that $100 was invested on December 31, 1998 in the Common Stock of the Company, the Nasdaq U.S. Index and the S&P 500 Oil & Gas Equipment and Services Index, and that all dividends, if any, were reinvested. The stock price performance shown on the following graph is historical and not necessarily indicative of future stock price performance.

                              [PERFORMANCE GRAPH]

                                              12/31/98  12/31/99  12/29/00  12/31/01  12/31/02  12/31/03
                                              --------  --------  --------  --------  --------  --------
METRETEK TECHNOLOGIES, INC.                   $ 100.00  $ 223.53  $  47.06  $  28.71  $  12.24  $  67.76
NASDAQ U.S. INDEX                             $ 100.00  $ 185.43  $ 111.83  $  88.76  $  61.37  $  91.75
S&P 500 OIL & GAS EQUIPMENT AND SERVICES      $ 100.00  $ 135.99  $ 182.24  $ 121.30  $ 107.37  $ 133.94
INDEX

                           INCORPORATION BY REFERENCE

      To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled "Report of the Compensation Committee on Executive Compensation," "Report of the Audit Committee" (to the extent permitted by the rules of the SEC) and "Performance Graph" will not be deemed incorporated unless specifically provided otherwise in such filing. In addition, information contained on or connected to the Company's website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or incorporated into any other filing that the Company makes with the SEC.

                                  ANNUAL REPORT

      THE COMPANY'S 2003 ANNUAL REPORT TO STOCKHOLDERS, WHICH CONTAINS THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 AND INCLUDES THE COMPANY'S AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR FISCAL 2003, ACCOMPANIES THIS PROXY STATEMENT BUT IS NOT A PART OF THIS PROXY STATEMENT OR THE COMPANY'S PROXY SOLICITATION MATERIALS. THE COMPANY WILL PROVIDE, WITHOUT CHARGE, ADDITIONAL COPIES (WITHOUT EXHIBITS) OF ITS 2003 ANNUAL REPORT TO ANY STOCKHOLDER UPON RECEIPT OF A WRITTEN REQUEST, ADDRESSED TO METRETEK TECHNOLOGIES, INC., 303 EAST 17TH AVENUE, SUITE 660, DENVER, COLORADO 80203,
ATTENTION: CORPORATE SECRETARY.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's directors and executive officers, and beneficial owners of more than 10% of the outstanding Common Stock, to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5, and to furnish the Company with copies of all such reports that they file. Based solely upon its review of the copies of such forms received by the Company, the Company believes that, during fiscal 2003, all reports required by Section 16(a) to be filed by such persons were timely filed.

                              STOCKHOLDER PROPOSALS

      Stockholders of the Company may submit proper proposals for consideration at the Company's annual meetings of stockholders by submitting their proposals in writing to the Company in a timely manner and otherwise in compliance with federal and state laws and regulations and the Company's By-Laws. In order to be considered for inclusion in the Company's proxy materials for the 2005 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company on or before January 12, 2005, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act ("Rule 14a-8"). The timely submission of a stockholder proposal does not guarantee that it will be included in the Company's proxy materials for the 2005 annual meeting.

      In addition, the Company's By-Laws establish an advance notice procedure that stockholders must follow in order to nominate directors or to bring other business before an annual meeting of stockholders without complying with Rule 14a-8. These advance notice procedures require that, among other things, notice of a director nomination or other business must be submitted in writing to the Secretary of the Company not less than 45 days nor more than 150 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the prior annual meeting, unless the date of the annual meeting is changed by more than 30 days from the anniversary of the date of the prior annual meeting. For director nominations or other business to be properly brought before the 2005 annual meeting, a stockholder must deliver written notice to the Secretary of the Company no sooner than December 13, 2003 and no later than March 27, 2005; provided, however, that if the date of the 2005 annual meeting is changed by more than 30 days from the date of the 2004 annual meeting, notice must be received not later than the later of 75 days before the date of the 2005 annual meeting or 10 days following the date on which public announcement of the date of the 2005 annual meeting is first made. The notice must contain the information specified in the By-Laws concerning the matters to be brought before such annual meeting and concerning the stockholder proposing such matters, including the name, address, number of shares beneficially owned and any material interest of the stockholder making the proposal. Notice of a director nomination must include information on various matters regarding the nominee, including the nominee's name, age, business and residence addresses, principal occupation and security holdings and any arrangements between the stockholder and the nominee. Notice of other business must include a description of the proposed business, the reasons therefor and other specified matters. A copy of the relevant provisions of the Company's By-Laws may be obtained by a stockholder, without charge, upon written request to the Secretary of the Company.

      All notices of proposals by stockholders, whether or not to be included in the Company's proxy materials, must be sent to Metretek Technologies, Inc., 303 East 17th Avenue, Suite 660, Denver, Colorado 80203, attention: Secretary. Any stockholder proposal must also comply with all other applicable provisions of the Company's Second Restated Corporate Certificate of Incorporation and By-Laws, the Exchange Act (including the rules and regulations thereunder), and Delaware law. The Chairman of the meeting may exclude any stockholder proposal that is not in compliance with the foregoing requirements. If the Chairman does not exclude the proposal, then the persons appointed as proxies in the proxy card solicited by the Board of Directors of the Company for the 2005 annual meeting may exercise discretionary voting authority to vote in accordance with their best judgment on any such proposal submitted outside of Rule 14a-8.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the persons appointed as proxies in the accompanying proxy card will have the discretionary authority to vote the shares represented by the proxy card in accordance with their best judgment.

                                        By Order of the Board of Directors

                                        Gary J. Zuiderveen
                                        Secretary

May 11, 2004
Denver, Colorado

PROXY -- METRETEK TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 14, 2004

The undersigned stockholder of Metretek Technologies, Inc., a Delaware corporation (the "Company"), hereby appoints W. Phillip Marcum and A. Bradley Gabbard, or either of them, with full power and substitution (the "proxies"), as proxy or proxies of the undersigned, to represent the undersigned, and to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares of the Company that the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") called to be held on Monday, June 14, 2004, at 9:00 a.m. at The Warwick Hotel, 1776 Grant Street, Denver, Colorado, and at any adjournments or postponements thereof, as indicated on the reverse.

The shares represented by this proxy card when properly executed will be voted as specified. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. All proxies previously given are hereby revoked. Receipt of the accompanying Proxy Statement is hereby acknowledged.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

A.  ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES:

1. To elect two (2) directors of the Company, each to serve for a term of three years and until his successor is duly elected and qualified.

      W. Phillip Marcum            [ ] FOR     [ ] WITHHOLD

      Basil M. Briggs              [ ] FOR     [ ] WITHHOLD

B.    ISSUES

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

2.    To approve a proposed amendment to the Company's
      1998 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 1,000,000 shares to an aggregate of 2,750,000 shares

                                           [ ] FOR     [ ] AGAINST  [ ] ABSTAIN

2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.

                                           [ ] FOR     [ ] AGAINST  [ ] ABSTAIN

3. In their discretion, the proxies are authorized to take action and to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please check this box if you are planning to attend
the annual Meeting of Stockholders.        [ ]

C. AUTHORIZED SIGNATURES - SIGN HERE -THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

INSTRUCTIONS: Please sign exactly as your name appears on the label above and return this proxy card promptly in the accompanying envelope. When shares are held by joint tenants, both should sign. When shares are held in the name of a corporation, partnership, limited liability company or other entity, please sign the full entity name by an authorized officer, partner, manager, member or other authorized person. When signing as attorney, executor, administrator, trustee, guardian or in any other representative capacity, please give your full title as such.

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Signature 1 -- Please keep signature within the box    Signature 1 -- Please keep signature within the box      Date(mm/dd/yy)

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